                                                                     EXHIBIT 11
                                                                    PAGE 1 OF 2

                                  ADVO, INC.

                   COMPUTATION OF PRIMARY PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       YEAR ENDED    YEAR ENDED    YEAR ENDED
                                      SEPTEMBER 28, SEPTEMBER 30, SEPTEMBER 24,
                                          1996          1995          1994
                                      ------------- ------------- -------------
EARNINGS APPLICABLE TO COMMON STOCK..    $3,108        $24,951       $25,171
                                         ======        =======       =======
AVERAGE COMMON AND COMMON EQUIVALENT
 SHARES
Average common shares outstanding....    22,803         20,663        21,104
Assumed conversion or exercise of:
  Warrants...........................       844          2,272         2,236
  Stock options......................       462            310           496
  Restricted stock...................        17             41            50
                                         ------        -------       -------
Weighted average common and common
 equivalent shares...................    24,126         23,286        23,886
                                         ======        =======       =======
EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARES...................    $  .13        $  1.07       $  1.05
                                         ======        =======       =======

                                                                     EXHIBIT 11
                                                                    PAGE 2 OF 2

                                  ADVO, INC.

                COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       YEAR ENDED    YEAR ENDED    YEAR ENDED
                                      SEPTEMBER 28, SEPTEMBER 30, SEPTEMBER 24,
                                          1996          1995          1994
                                      ------------- ------------- -------------
EARNINGS APPLICABLE TO FULLY DILUTED
 SHARES..............................    $3,108        $24,951       $25,171
                                         ======        =======       =======
FULLY DILUTED SHARES
Average common shares outstanding....    22,803         20,663        21,104
Assumed conversion or exercise of:
  Warrants...........................       844          2,354         2,242
  Stock options......................       462            606           512
  Restricted stock...................        38             74            66
                                         ------        -------       -------
Fully diluted shares.................    24,147         23,697        23,924
                                         ======        =======       =======
EARNINGS PER SHARE ASSUMING FULL
 DILUTION............................    $  .13        $  1.05       $  1.05
                                         ======        =======       =======